EXHIBIT 10.13

PROFESSIONAL SERVICES RETAINER CONTRACT

Strategic American Oil Corporation and Steven L Carter

            This Professional Services Retainer Contract (the "Contract") is dated for reference as fully executed and effective on this 27th day of December, 2006 (the "Effective Date" hereof).

The parties (each a "Party" and, collectively, the "Parties") to this Contract are:

(a)       Strategic American Oil Corporation, a Nevada Corporation qualified to do business in the State of Texas (also the "Company"); and

(b)        Steven L. Carter, a resident of Portland, San Patricio County, Texas USA (also "Carter").

Premises

  Carter is a licensed professional petroleum engineer engaging in the business of developing and exploiting mineral properties for his own account and performing engineering services as a consultant to others;

  The Company is engaged in the business of exploring for, developing and exploiting deposits of oil, gas and other minerals and desires to pursue such business in Texas;

  The Company desires to retain the services of Carter as an independent contractor to assist the Company in the conduct of its business and to appoint Carter to serve as Vice-President of Operations of the Company; and

  Carter is willing as an independent contractor to provide certain services to the Company on a non-exclusive basis on the terms set forth below.

Contract

          In consideration of the Premises and the mutual promises and covenants hereinafter set forth, the Company retains Carter to provide, and Carter agrees to provide, services to Company upon the following terms:

1.        Scope of Services: Carter will, during the continuance of this Contract:

(a)        on request of the Company from time to time provide engineering and consulting services to evaluate, and make recommendations regarding, mineral prospects identified by the Company or presented to the Company by third parties and to furnish engineering reports to Company in respect of such prospects;

Professional Services Retainer Contract

(b)        present to the Company from time to time mineral prospects originated, acquired or identified by Carter and recommended to the Company by Carter; and

(c)        accept appointment as, and will serve as, the Vice-President of Operations of the Company, and as such will coordinate and supervise oil and gas exploration and production activities of the Company;

(collectively, the "Services" herein).

          In performing Services hereunder, Carter will report to, receive instructions and requests for Services from, and may rely upon instructions and requests for Services from, the President of Company and/or such other person as may be designated to Carter in writing by the President of the Company, from time to time in the President's sole and absolute discretion.

2.        Compensation:

          For the Services performed hereunder, and during the Initial Term (as hereinafter defined) and any Renewal (as hereinafter defined) during the continuance of this Contract, the Company will pay to Carter a retainer fee of US $10tOOO.00 per month payable on the last day of each month beginning on December 31, 2006 and continuing each month thereafter.

          In addition, during the Initial Term and any Renewal and during the continuance of this Contract, and subject only to the monetary limit following for which prior Company approval will be required, the Company will also reimburse to Carter all direct and reasonable expenses which are directly incurred by Carter on behalf of the Company while providing Services to the Company hereunder (collectively, the "Expenses''), and which Expenses shall include, but not be limited to, the following:

(a)        a mileage charge of US $0.485 per mile for all private vehicle travel incurred in providing the Services;

(b)        all commercial air, train, bus or taxi fares incurred in providing the Services. Air travel outside of the State of Texas shall be in first class or business class accommodation;

(c)        all third party charges for meals, lodging and other reasonable travel expenses incurred in providinq the Services;

(d)        actual charges incurred by Carter for cellular telephone usage by Carter while away from his Corpus Christi, Texas office, incurred in providing the Services;

(e)        all health insurance premiums paid by Carter for coverage on Carter, unless Carter shall be covered by Company's health insurance. Carter shall have the right at his election at any time to choose to be covered by Company's health insurance plan provided that he meets the eligibility requirements of such plan; and

Professional Services Retainer Contract

(f)        all premiums paid by Carter for engineer's professional liability insurance coverage incurred in providing the Services; but Carter may elect to be covered by professional liability insurance carried by the Company, in which case Company will name Carter as a party covered thereby.

          Prior Company approval will be required in connection with any single Expense to be incurred by Carter in providing the Services which is in excess of US $lrOOO. In addition, all of such Expenses shall be invoiced to the Company by Carter monthly and shall be due and payable by Company immediately upon receipt of the invoice by the Company. All sums owed to Carter shall be payable in current Portland, Texas, funds in Portland, Texas, in such manner as may be directed by Carter to the Company.

3.       Additional Compensation: Right and Option:

          As additional compensation to Carter, and in order to induce Carter to enter into this Contract:

(a)        the Company hereby grants to Carter the rightr upon execution of this Contract, to purchase and acquire 500rOOO common shares (each a "Sharer') of the common capital stock of the Company for its par value; US $0.001 per Share; and Carter tenders herewith the price of such Shares; US $500 in cash; and the Company hereby acknowledges receipt and acceptance of such payment and agrees promptly to issue and deliver to Carter a certificate or certificates representing 500rOOO fully paid and non-assessable Shares of common capital stock of the Company which Carter understands will be "restricted stock" within the meaning as set forth under the United States Securities Act of 1933, as amended (the "Securities Act''); and

(b)        during the Initial Term and any Renewal and during the continuance of this Contract the Company hereby grants to Carter the further right and option (herein the "Option"), at Carter's sale election, to purchase and acquire up to an additional 600,000 shares of the common capital stock of the Company (each an "Option Share": and all or any part), which Carter also understands to be restricted stock, for a purchase price of U.S. $0.35 per Option Share; with such Option being exercisable by Carter during the Initial Term and any Renewal and during the continuance of this Contract on orafter 5:00 p.m. (Portland, Texas, U.S.A., time) on each of the following dates and in the following denominations:

(i)        Carter shall have the initial right and Option to acquire up to an initial 100,000 of such Option Shares at any time on or after the Effective Date of this Contract;

(ii)       Carter shall have the additional right and Option to acquire up to an additional 125,000 of such Option Shares at any time on or after the date which is four months after the Effective Date of this Contract;

Professional Services Retainer Contract

(iii)      Carter shall have the further right and Option to acquire up to a further 125,000 of such Option Shares at any time on or after the date which is 12 months after the Effective Date of this Contract;

(iv)       Carter shall have the additional right and Option to acquire up to an additional 125,000 of such Option Shares at any time on or after the date which is 18 months after the Effective Date of this Contract; and

(v)        Carter shall have the final right and Option to acquire up to the final 125,000 of such Option Shares at any time on or after the date which is 23 months after the Effective Date of this Contract;

          Notwithstanding any other provision of this Agreement, Carter's right to acquire such Option Shares under the Option shall expire at the end of the Initial Term and any Renewal of this Contract unless this Contract is further renewed. In this regard Carter acknowledges that the Company makes no representations as to any resale or other restriction affecting the Shares, the Option and the Option Shares underlying the exercise of the same and that it is contemplated that the Shares and the Option being issued by the Company to Carter are in reliance upon the registration and prospectus exemptions contained in certain sections of the Securities Act and regulations thereunder which impose a trading restriction in the United States on the Shares, the Option and on the Option Shares underlying the exercise of the same for a period of up to 24 months from the date of issuance of the Shares, the Option and the date of issuance of the Option Shares upon exercise. Carter also acknowledges that the obligation of the Company to issue the Shares and the Option Shares will be subject to the Company being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and all applicable securities laws, in respect of Carter and the shares, the Option and the Option Shares; and the Company shall be relieved of any obligation whatsoever to issue any Shares or Option Shares if the Company reasonably determines that suitable exemptions are not available to it.

          Carter also acknowledges that neither the Shares, the Option nor any of the Option Shares underlying the exercise of the same have been registered under the Securities Act or any state securities laws, and, furthermore, that the Shares, the Option and any Option Shares underlying the exercise of the same must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Carter also acknowledges that the certificate(s) representing the Shares any Option Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner if such restriction is required by the appropriate regulatory authorities:

"The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. The stock transfer agent has been offered to effectuate transfers only in accordance with the above instructions.";

Professional Services Retainer Contract

and Carter consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described hereinabove.

Carter also acknowledges that:

(c)        the Shares, the Option and any Option Shares are presently restricted securities within the meaning of "Rule 144/1 promulgated under the Securities Act;

(d)        the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of issuance of the Shares, the Option and any Option Shares to Carter and even then will not be available unless (i) a public trading market then exists for the common stock of the Company and (ii) other terms and condition of Rule 144 are complied with; and

(e)        any sale of the Shares or Option Shares may be made by Carter only in limited amounts in accordance with such terms and conditions.

          The number of Option Shares covered by Option granted to Carter as set forth above refer to shares of common stock of Company as they exist on the date of this Contract; and the number of Option Shares covered by such Option and the Option price thereof shall be proportionately adjusted for any stock split, stock dividend, recapitalization, reorganization, liquidating distribution or other transaction changing the par value, nature or rights of the Company's common stock as it now exists or converting such stock into other securities, so that Carter will receive the benefit of any such change in shares of the Company's common stock in the same manner as if he had been a shareholder of the Option Shares at the time of each such event.

4.        Independent Contractor:

          In performing the Services to the Company hereunder, Carter shall be an independent contractor and not a common-law employee of Company. Carter shall perform such Services on his own time and schedule at the place or places of his choice. He shall not be under the supervision or direction of the Company or of any employee or officer of Company as to the manner of performing such Services hereunder; however, in performing the Services hereunder Carter will report to, receive instructions and requests for Services from, and may rely upon instructions and requests for Services from, the President of Company. The Company is mainly interested in the results obtained by Carter and not the methods or manner of performing the Services utilized by carter as long as such Services are performed faithfully, diligently, to the best of Carter's abilities and in the best interests of the Company. Carter shall not receive, nor be provided With, any benefits by the Company except only as expressly set forth herein. It is expected that Carter will not be subject to any withholding tax from the Company as a consequence of this Contract.

Professional Services Retainer Contract

5.        Non-Exclusive Services:

          Performing Services hereunder shall not be Carter's only business activity; and the Company does not have exclusive rights to Carter's Services. Carter shall be free to continue to engage in business for his own account in respect of all properties in which Carter currently owns an interest and/or for which Carter is an operator without limitation and without obligation to Company in respect thereto. In this regard, and those purposes, it is hereby acknowledged and agreed that Carter is currently engaged in and/or is involved with others in respect of the development of certain projects which are inclusive of those identified on Schedule I attached hereto, and Carter shall be free to continue to deal with, and engage in business in respect of, each such project which is set forth in Schedule I without limitation and without obligation in respect thereto.

          Carter shall devote so much of his time, energy and efforts to performance of Services under this Contract as shall be reasonably required timely to perform such Services as are requested by Company according to the scope of such Services and schedule as shall be agreed between the Parties from time to time.

6.        Confidentiality:

          Carter will not, except as authorized or required by Carter's duties hereunder, reveal or divulge to any person or entity any information concerning the organization, business, finances, transactions or other affairs of the Company or of any of the Company's respective subsidiaries which may come to Carter's knowledge during the continuance of this Contract, and Carter will keep in complete secrecy all confidential information entrusted to Carter and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company's business interests. This restriction will continue to apply for two years after the termination of this Contract; but it will not apply to information or knowledge which may come into the public domain.

7.        Compliance with Laws:

          Carter will comply with all u.s. and Texas laws applicable to his duties hereunder. Carter hereby represents and warrants that any information which Carter may provide to the Company hereunder will, to the best of Carter's knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information known to Carter which would be material to the Company.

8.        Ownership and Use of Information and Material:

          All written opinions, reports, advice and materials provided by Carter to the Company provided as part of Carter's Services hereunder are intended solely for the Company's benefit and for Company's use only; and any such written and oral opinions, reports, advice and information are the exclusive property of the Company. The Company may utilize any such written opinion, report, advice and materials for any lawful purpose whatsoever. The Company will, however, only disseminate, quote from and refer to, in whole or in part, publish or include in any securities registration and related public materials, any such written opinion, report, advice and materials with Carter's prior consent which will not be unreasonably withheld.

Professional Services Retainer Contract

9.        Term:

          Subject to the renewal and termination provisions below/ the initial term of this Contract shall begin on December 1/ 2006 and shall continue until November 30, 2008 (the "Initial Term"); and thereafter shall continue in the following manner until a Party shall have given notice of termination as provided below:

(a')        Renewal by the Company after the Initial Term. Subject at all times to sections "(b)", "(c)" and "( d)" hereinbelow this Contract shall renew automatically if not specifically terminated in accordance with the following provisions. The Company agrees to notify Carter in writing at least 90 calendar days prior to the end of the Initial Term of its intent not to renew this Contract (the "Company's Non-Renewal Notice'). Should the Company fail to provide a Company's Non-Renewal Notice this Contract shall automatically renew on a three-month to three-month term renewal basis after the Initial Term until otherwise specifically renewed in writing by each of the Parties hereto for the next three-month term of renewal or, otherwise/ terminated upon delivery by the Company of a corresponding and follow-up 90 calendar day Company's Non-Renewal Notice in connection with and at least 90 calendar days prior to the end of any such three-month term renewal period (in each case a "Renewal" of this Contract). Any such Renewal on a three-month basis shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the Parties in advance.

(b)        Termination without Cause by Carter. This Contract may be terminated by Carter at any time during the Initial Term and during any Renewal and the continuance of this Agreement by delivery to the Company of written notice (the "Notice of Termination" herein) at least 3D calendar days prior to the effective date of any such termination (the end of such 3D-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event Carter's ongoing obligation to provide the Services will continue only until the Effective Termination Date and/ subject to the following/ the Company's ongoing obligation to provide and to pay to Carter all of the amounts otherwise payable to Carter herein will continue only until the Effective Termination Date except that any remaining portion of the unexercised Option described in Article 3 above shall then be deemed/ with the Notice of Termination/ to have thereby been cancelled immediately on the date of the Notice of Termination by Carter.

(c)        Termination without Cause by Company. This Contract may be terminated by the Company at any time during the Initial Term and during any Renewal and the continuance of this Agreement upon the Company's delivery to Carter of written notice (herein also the "Notice of Termination" herein) at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being also the "Effective Termination Date" herein). In any such event Carter's ongoing obligation to provide the Services will immediately cease upon the date of the Notice of Termination, however/ the Company shall continue to be obligated to provide and to pay Carter all of the amounts otherwise payable to Carter hereunder until the end of the entire Initial Term and any Renewal under this Contract and including, without limitation, the Company shall continue to honour Carter's right to exercise any portion of the unexercised Option for a period of 90 calendar days from such Effective Termination Date.

Professional Services Retainer Contract

(d)        Termination for Cause by Any Party. This Contract may be terminated by either Party for cause at any time upon written notice to the other Party (the "Notice of Termination" herein) at least 10 calendar days prior to the effective date of any such termination(the end of such ten-day period from such Notice of Termination being the "Effective Termination Date" herein), and damages sought, if:

(i)        the other Party fails to cure a material breach of any provision of this Contract within 10 calendar days from its receipt of written notice from said Party (unless such material breach cannot be reasonably cured within said 10 calendar days and the other Party is actively pursuing to cure said material breach);

(ii)       the other Party is willfully non-compliant in the performance of its respective duties under this Contract within ten calendar days from its receipt of written notice from said Party (unless such willful non-compliance cannot be reasonably corrected within said 10 calendar days and the other Party is actively pursuing to cure said willful non-compliance);

(iii)      the other Party commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or

(iv)       the other Party becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 10 calendar days.

In any such event Carter's ongoing obligation to provide Services will continue only until the Effective Termination date and, subject to the following, the Company shall continue to pay to Carter all of the amounts otherwise payable to Carter until the Effective Termination Date. In addition, and unless otherwise agreed or finally determined by arbitration in accordance with Article 12 hereinbelow, should the Effective Termination Date hereunder be prior to the end of the Initial Term, and should Carter be determined to have breached this Contract, the cancellation of the remaining unexercised Option shall then be deemed to have occurred on the Effective Termination Date in the manner as set forth herein.

(e)        Effect of Termination. Terms of this Contract relating to accounting, payments, confidentiality, accountability for damages or claims and all other matters reasonably extending beyond the terms of this Contract and to the benefit of the Parties hereto shall survive the termination of this Contract, and any matter of interpretation thereto shall be given a wide latitude in this regard. In addition, and without limiting the foregoing, the foregoing provisions of this Article 9 herein shall survive the termination of this Contract. In addition, should any Effective Termination Date be effective at a date other than the last day of a month, the cash retainer compensation paid to Carter hereunder shall be prorated to such Effective Termination Date.

Professional Services Retainer Contract

10.      Carter's Conduct:

          Carter warrants that Carter shall conduct his Services and business activities in a manner which is lawful and reputable and which brings good repute to the Company and to Carter. Carter will provide the Services hereunder in a sound and professional manner that meets the accepted standards of his profession. If the Company shall have a reasonable concern that the Services and business as conducted by Carter is being conducted in a way contrary to law or is reasonable likely to bring disrepute to the Company's or to Carter's reputation, the Company may require that Carter make such alterations in Carter's business conduct as the Company may reasonably require failing which the Company, in its sole and absolute discretion, may terminate this Contract upon prior written notice to Carter (The "Notice of Termination" herein) at least 10 calendar days prior to the effective date of any such termination (the end of such 10-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event Carter's ongoing obligation to provide the Services hereunder will continue only until the Effective Termination Date and the Company shall continue to pay to Carter all of the amounts otherwise payable to Carter as provided herein until the Effective Termination Date.

11.      Force Majeure:

(a)        Events. If either Party hereto is at anytime prevented or delayed in complying with any provisions of this Contract by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of Gods, earthquakes, storms! floods, explosions! accidents, protests or demonstrations by environmental activists rights groups, delays in transportation! breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limit for the performance by that Party of its obligations hereunder shall be extended by a period of time equal in length to the period of each such. prevention or delay.

(b)        Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure under section (i) preceding; and upon cessation of such event shall furnish to the other Party notice with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Professional Services Retainer Contract Page 10

12.      Arbitration:

(a)        Matters for arbitration. Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Contract shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

(b)        Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section (c) following.

(c)        Appointments. The Party requesting arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, mutually agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the Rules of the American Arbitration Association. The chairperson shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Rules of the American Arbitration Association or this section. After hearing any evidence and representations that the Parties may submit the arbitrators shall make an award and reduce the same to writing, and deliver one copy thereof to each party. The expense of the arbitration shall be paid as specified in the award.

(d)        Award. The award of a majority of the arbitrators shall be final and binding upon each Party.

General Provisions:

13. Entire Contract. Except as set forth below, this Contract constitutes the entire Contract to date between the Parties hereto and supersedes every previous contract, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Contract. EXCEPTION: This Contract does not supersede or change the following existing prior contracts between Carter and Penasco Petroleum, Inc. (an affiliate of Company) which shall remain in full force and effect: "Participation Agreement" dated August 21, 2006 between Carter E&P, LLC and Penasco Petroleum, Inc. (related to apex Energy, LLC properties); and Confidentiality/Non-Compete Agreement dated August 21, 2006 between Carter E&P, LLC and Penasco Petroleum, Inc.

Professional Services Retainer Contract

14.      No Assignment. This Contract may not be assigned by any Party hereto except with the prior written consent of the other Party.

15. Notice. Each notice, demand or other communication required or permitted to be given under this Contract shall be in writing and shall be sent by (a) prepaid registered mail deposited in a recognized post office, or (b) by prepaid overnight courier service (such as Federal Express, UPS or DHL) and addressed to the Party entitled to receive the same at the address specified below or (c) actually delivered to such Party. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail or courier as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Address of Parties:

Steven Carter
Carter E&P, LLC
615 Leopard Street, Suite 540
Corpus Christi, Texas 78476
Strategic American Oil Corporation
1111 West Hastings Street, Suite 320
Vancouver, British Columbia, Canada, V6E 2J3

16.      Time of the Essence. Time will be of the essence of this Contract.

17.      Enurement. This Contract will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

18. Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Contract and all money amount references contained herein are in lawful currency of the United States.

19. Further Assurances. The Parties will from time to time after the execution of this Contract make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Contract.

Professional Services Retainer Contract

20. Representation and Costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, acts solely for the Company, and, correspondingly, that Carter has been required by each of Lang Michener LLP and the Company to obtain independent legal advice with respect to its review and execution of this Contract. In addition, it is hereby further acknowledged and agreed by the parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel. Correspondingly, and even where, as a result of this Contract, the consent of each party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any party hereto is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Contract and, in particular, that the costs involved in the preparation of the Contract, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of the Company.

21. Applicable Law. The situs of this Contract is Portland, Texas, U.S.A., and for all purposes, this Contract will be governed exclusively by and construed and enforced in accord and with the laws and Courts prevailing in San Patricio County, of the State of Texas, u.s. A" and the federal laws of the United States applicable thereto. Venue and jurisdiction over any matter arising hereunder shall lie in San Patricio County, Texas, U.S.A.

22. Severability and Construction. Each article, section, paragraph, term and provision of this Contract, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Contract is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Contract as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

23.      Interpretation.    For the purposes of this Contract, except as otherwise expressly provided or unless the contract otherwise requires:

(a)        the words herein, hereof and hereunder and other words of similar import refer to this Contract as a whole and not to any particular article, section or other subdivision of this Contract;

(b)        any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

Professional Services Retainer Contract

(c)        words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

24. Captions. The captions, section numbers and article numbers appearing in this Contract are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Contract nor in any way affect this Contract.

25. Counterparts. This Contract may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, not withstanding the date of execution, being deemed to bear the Effective Date as set forth above.

26. Consents and Waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)        be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)        be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)        constitute a general waiver under this Contract; or

(d)        eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

27.      Insurance. Company will provide to Carter Directors and Officers Liability Insurance coverage for his Services hereunder.

          In witness whereof the Parties hereto have hereunto set their respective hands and seals as of the Effective Date as hereinabove determined.

Professional Services Retainer Contract

The COMMON SEAL of STRATEGIC AMERICAN OIL CORPORATION, the Company herein, was hereunto affixed in the presence of:	SIGNED and DELIVERED by STEVEN L. CARTER, in the presence of the witness named below:
by: /s/ Leonard Garcia Leonard Garcia, President	by: /s/ Steven L. Carter Steven L. Carter
/s/ Randy Reneau Witness Signature	/s/ Jean Carson Witness Signature
9801 Anderson Mill Road, Suite 230 Austin, Texas 78750 Witness Address	615 Leopard, S-530 Corpus Christi, TX 78476 Witness Address
Randy Reneau, Geol. C.P.G. Witness Name and Occupation	Jean Carson. Officer Manager Witness Name and Occupation

Schedule I

Pending Third Party Projects

  East Falls City Prospect, Karnes and Wilson Counties, Texas;

  Welder Ranch 3D Seismic Acquisition and Prospect Exploitation, Calhoun and Victoria Counties, Texas;

  Driscoll Prospect, Nueces County, Texas;

  Jones and Freeman Waterflood Project, Live Oak County, Texas; and

  Northeast LaSalle County Prospect, LaSalle County, Texas

End of Professional Services Retainer Contract